Exhibit 10.7

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of 25th day of April, 2016 (this “Agreement”), is among Worldwide Stock Transfer, LLC (the “Indenture Trustee”) and Webster Business Credit Corporation (“Webster”).

RECITALS

A.           Webster made loans and may from time to time make additional loans (collectively, the “Loans”) to Manhattan Bridge Capital, Inc. (“Manhattan Bridge”), in an aggregate outstanding principal amount up to $14,000,000, pursuant to that certain Credit and Security Agreement dated as of February 27, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Credit Agreement”) between Manhattan Bridge and Webster, which Loans are and will be secured by all assets of Manhattan Bridge and DAG Funding Solutions, Inc. (“DAG Funding”), other than the Pledged Collateral (as defined below) (the “Webster Collateral”).

B.           MBC Funding II Corp. (the “Issuer”) is issuing up to $9,990,000 principal amount of its Senior Secured Notes (the “Notes”) pursuant to that certain Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Indenture”) among the Issuer, Manhattan Bridge (as Guarantor) and the Indenture Trustee, which Notes and the Issuer’s obligations thereunder and under the Indenture and the other documents entered into in connection therewith will be secured by all assets of the Issuer (the “Indenture Collateral”).

C.           Concurrently with the issuance of the Notes, the Issuer is executing and delivering to Webster that certain Guaranty dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “the Issuer Guaranty”; the Issuer Guaranty and the Credit Agreement, collectively, the “Loan Documents”) pursuant to which the Issuer will guarantee the payment and performance of Manhattan Bridge’s obligations to Webster under the Credit Agreement and the documents entered into in connection therewith.

D.           Concurrently with the issuance of the Notes, Manhattan Bridge is executing and delivering to the Indenture Trustee that certain Guaranty dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “MBC Guaranty”) pursuant to which Manhattan Bridge will guarantee the payment and performance of the Issuer’s obligations to the Indenture Trustee and the holders of the Notes from time to time (the “Noteholders”) under the Indenture, the Notes and the other documents entered into in connection therewith (such obligations of the Issuer, the “the Issuer’s Obligations”).

E.           Concurrently with the execution and delivery by Manhattan Bridge of the MBC Guaranty, Manhattan Bridge is executing and delivering to the Indenture Trustee that certain Pledge Agreement made by Manhattan Bridge in favor of the Indenture Trustee (as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Pledge Agreement”; the Pledge Agreement, the MBC Guaranty, the Notes, the Indenture and the other documents entered into in connection therewith, collectively, the “Indenture Documents”) pursuant to which Manhattan Bridge will pledge to the Indenture Trustee, for the benefit of the Indenture Trustee and the Noteholders, 100% of the equity of the Issuer as more particularly describe in the Pledge Agreement (the “Pledged Collateral”).

2

F.           The Indenture Trustee and Webster (collectively, the “Secured Parties” and each a “Secured Party”) are entering into this Agreement to set forth their rights with respect to the MBC Guaranty, the Pledge Agreement, the Issuer Guaranty and the respective collateral held by the Indenture Trustee and Webster.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

1.	Security Interests.

(a)           Notwithstanding the terms or provisions of any agreement or arrangement which either the Indenture Trustee or Webster may now or hereafter have with Manhattan Bridge, the Issuer or any other party or any rule of law, and irrespective of the time, order, or method of attachment or perfection of any security interest or the recordation or other filing in any public record, the Indenture Trustee and Webster hereby agree that (i) Webster does not have a security interest in any assets securing the Issuer’s obligations under the Notes and the other Indenture Documents or Manhattan Bridge’s obligations under the MBC Guaranty or the Pledge Agreement and (ii) the Indenture Trustee does not have a security interest in any assets securing Manhattan Bridge’s obligations under the Loans or the Loan Documents, and, in either case, if any such security interest shall exist, Webster or the Indenture Trustee, as the case may be, shall execute and deliver to the other party such documents as such other party may reasonably request to terminate or release any such security interest at the sole cost and expenses of the releasing party.

(b)           The Indenture Trustee, for itself and on behalf of each holder of Notes, and Webster, for itself and on behalf of each holder of the Loans, agrees that it shall not (and hereby waives any right to) contest or support any other person in contesting, in any proceeding (including any proceeding under Debtor Relief Laws (as herein defined)), the validity, extent, perfection, priority or enforceability of any lien or security interest held by or on behalf of Webster in the Webster Collateral or by or on behalf of the Indenture Trustee in the Indenture Collateral, respectively.

(c)           Webster agrees to, as promptly as practicable, turn or pay over to the Indenture Trustee any amounts that may come into its possession that derive from Indenture Collateral. The Indenture Trustee agrees to, as promptly as practicable, turn or pay over to Webster any amounts that may come into its possession that derive from Webster Collateral. Except as set forth herein, no Secured Party shall have any other duty or obligation of any other nature, including with respect to the attachment or creation of any other party’s security interest or any credit decisions of such other party with respect to Manhattan Bridge, the Issuer or any other obligor under the Credit Agreement or the Notes.

3

2.           Enforcement Rights. Each of the Indenture Trustee and Webster hereby agree that (a) until the Issuer’s Obligations shall have been paid in full in cash, Webster shall not take any Enforcement Action (as defined below) with respect to the Issuer Guaranty and (b) until the MBC Obligations shall have been paid in full in cash and all commitments to lend under the Credit Agreement have irrevocable terminated, the Indenture Trustee shall not take any Enforcement Action with respect to the MBC Guaranty, provided, however, that prior to the payment in full in cash of the MBC Obligations, the Indenture Trustee shall be permitted to demand payment under the MBC Guaranty to the extent necessary for the Indenture Trustee to exercise its rights and remedies under the Pledge Agreement to foreclose on its security interest in the Pledged Collateral, it being understood and agreed that until the payment in full in cash of the MBC Obligations and the irrevocable termination of Webster’s commitments to lend under the Credit Agreement, the Indenture Trustee and the Noteholders shall have no recourse to Manhattan Bridge other than the Pledged Collateral. For purposes of this Agreement, “Enforcement Action” means, the commencement or prosecution of enforcement of any of the rights and remedies under the Issuer Guaranty or the MBC Guaranty, as applicable, or applicable law, the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies under the United States Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, the “Debtor Relief Laws”). For purposes of this Agreement, “MBC Obligations” shall mean all Loans and other indebtedness and liabilities under the Credit Agreement, including all principal, interest accruing thereon, charges, expenses and fees thereunder (including all interest, charges, expenses and fees accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any obligor thereunder), it being agreed that the foregoing shall continue to constitute MBC Obligations notwithstanding the fact that such MBC Obligations or any claim for such MBC Obligations is subordinated, avoided or disallowed under applicable Debtor Relief Laws or other applicable law.

3.           Nature of Obligations. The Indenture Trustee, on behalf of itself and the holders of the Notes, acknowledges that the terms of the Credit Agreement may be amended, supplemented, modified, increased, restated, refinanced or replaced from time to time without affecting the provisions hereof, provided that such amendment, supplement, modification, restatement, refinancing or replacement may not contravene the provisions of this Agreement. Webster, on behalf of itself and the other holders of the Loans, acknowledges that the terms of the Indenture Documents may be amended, supplemented, modified, restated, refinanced or replaced from time to time without affecting the provisions hereof, provided that such amendment, supplement, modification, restatement, refinancing or replacement may not contravene the provisions of this Agreement. Notwithstanding the foregoing, no such modification, supplement, extension or amendment of the Loan Documents or the Indenture Documents shall alter or otherwise affect the liens and security interests granted to the Indenture Trustee or Webster or the terms of this Agreement.

4.	Covenants and Warranties.

4

(a)           Webster represents and warrants that it is the holder of the liens which secure or will secure the MBC Obligations. Indenture Trustee represents and warrants that it is the holder of the liens which secure or will secure the Issuer’s Obligations

(b)           Each Secured Party represents and warrants that it is authorized to enter into this Agreement and, to the extent such Secured Party is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties. Each Secured Party further represents and warrants that this Agreement (i) has been duly executed and delivered on its behalf by an authorized officer or other authorized signer and (ii) constitutes the valid and binding obligation of such Secured Party in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

(c)           Webster not will sell, transfer, pledge, assign, hypothecate, or otherwise dispose of any or all of the Webster Loans except to an assignee or transferee which agrees in a written joinder agreement satisfactory to the Indenture Trustee to become a party to this Agreement and to be bound by the terms hereof.

5.	Reliance; Waivers; etc.

(a)           Each of Webster and the Indenture Trustee acknowledges and agrees that neither Indenture Trustee nor Webster has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of the Loan Documents or the Indenture Documents.

(b)           No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by Manhattan Bridge or the Issuer with the terms and conditions of any of the Loan Documents or the Indenture Documents.

6.           Information Concerning Financial Condition of Manhattan Bridge and the Issuer. The Indenture Trustee and Webster hereby assume responsibility for keeping themselves informed of the financial condition of Manhattan Bridge and the Issuer and all other circumstances bearing upon the risk of nonpayment of the Loans or the Notes. The Indenture Trustee and Webster hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. Other than as required by this Agreement, in the event the Indenture Trustee or Webster, each in its sole discretion, respectively, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

7.           Effect of Bankruptcy. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against Manhattan Bridge or the Issuer under the Debtor Relief Laws.

5

8.           Waiver of Marshaling. Each party hereto irrevocably waives any right to compel the other party hereto to marshal assets of the Issuer or Manhattan Bridge, as applicable, or any other obligor or guarantor with respect to the Issuer’s Obligations or the MBC Obligations.

9.           Amendment and Waiver. This Agreement may be amended only by a writing signed by Webster and the Indenture Trustee. No failure to exercise and no delay in exercising any right hereunder shall impair any such right which either Webster or the Indenture Trustee may have, nor shall any waiver by Webster or the Indenture Trustee hereunder be deemed a waiver of any default or breach subsequently occurring. Webster’s and the Indenture Trustee’s rights and remedies hereunder are cumulative and not exclusive of each other or of any rights or remedies that Webster or the Indenture Trustee would otherwise have.

10.           Construction. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its attorneys.

11.           Benefits of This Agreement. This Agreement is solely for the benefit of and shall bind Webster and the Indenture Trustee and their respective successors and assigns and no other entity shall have any right, benefit, priority, or interest hereunder.

12.           Representations and Warranties of Indenture Trustee. Indenture Trustee represents and warrants that pursuant to the terms of the Indenture: (a) Indenture Trustee is authorized to enter into this Agreement and bind each holder of the Issuer’s Obligations, including each original Noteholder and each transferee Noteholder; and (b) each holder of the Issuer’s Obligations, including each original Noteholder and each transferee Noteholder, shall assume such Issuer’s Obligations subject to the rights and obligations of this Agreement.

13.           Term. This Agreement shall continue until the first date on which either the MBC Obligations or the Issuer’s Obligations are indefeasibly paid in full in cash and Webster’s commitments to lend under the Credit Agreement have irrevocably terminated.

14.           Notice. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party.

If to the Indenture Trustee:	Worldwide Stock Transfer, LLC
One University Plaza, Suite 505
Hackensack, New Jersey 07601
Attention: Jonathan Gellis
Fax: (201) 755-2597

6

If to Webster:	Webster Business Credit Corporation
360 Lexington Avenue
New York, New York 10017
Attn: Account Executive – Manhattan Bridge Capital, Inc.
Fax: (212) 806-4530

15.           Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

16.	Submission to Jurisdiction; Waivers.

(a)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any United States Federal Court sitting in the State of New York or New York state court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such United States Federal Court or New York state court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement, the MBC Obligations or the Issuer’s Obligations or any related documents against any of MBC, the Issuer or any other obligors with respect to thereto or any party to such related documents or their respective properties in the courts with subject matter jurisdiction of any other jurisdiction.

(b)           Each of the parties hereto hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (a) above and the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)           Each of the parties hereto hereby irrevocably consent to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any of the parties hereto except by a written instrument executed by all of them.

7

17.           Specific Performance. Webster and the Indenture Trustee may demand specific performance of this Agreement. Webster and the Indenture Trustee each hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the other party.

18.           Limited Obligations of Manhattan Bridge and the Issuer. Notwithstanding the acknowledgment to this Agreement, neither Manhattan Bridge nor the Issuer shall be deemed to be a party to this Agreement or have any duties or obligations hereunder to the Indenture Trustee or Webster, other than the obligation to not make any payments under their respective guarantees if making such payments would contravene the provisions of this Agreement.

19.           Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting this Agreement.

20.           Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

21.           Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile or other electronic transmission to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereby acknowledge and agree to the terms of this Agreement, which is duly executed and delivered by their respective officers who are duly authorized as of the date of execution hereof.

WORLDWIDE STOCK TRANSFER, LLC

By:	/s/ Yonah J. Kopstick
Name: Yonah J. Kopstick
Title: SVP

WEBSTER BUSINESS CREDIT CORPORATION

By:	/s/ Leo Goldstein
Name: Leo Goldstein
Title: Vice President

ACKNOWLEDGED AND AGREED AS PER SECTION 17:

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Assaf Ran
Chief Executive Officer

MBC FUNDING II CORP.

By:	/s/ Assaf Ran
Assaf Ran
Chief Executive Officer

[Signature Page to Intercreditor Agreement]